EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Syndication net.com, Inc. and Subsidiary
Falls Church, Virginia

We hereby consent to the inclusion of our audit report dated April 12, 2004, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, of Syndication net.com, Inc. and Subsidiary for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement on Form SB-2.

HJ & Associates, LLC
Salt Lake City, Utah
August 25, 2004